Exhibit 3.3

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 22, 2011

Job Number:	C20110722-0395
Reference Number:	00003181161-91
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C7183-2001-001	Articles of Incorporation	9 Pages/1 Copies
20110323112-46	Merge In	6 Pages/1 Copies
20110323114-68	Certificate of Designation	17 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Christine Rakow

Certificate Number: C20110722-0395

You may verify this certificate

online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

ARTICLES OF INCORPORATION OF Format, Inc.

I, the undersigned, for the purposes of incorporating and organizing a corporation pursuant to the General Corporation Law of the State of Nevada, do execute these Articles of Incorporation [ILLEGIBLE] do hereby certify as follows:

FIRST. The name of this corporation is Format, Inc.

SECOND. The address of this corporation’s registered office in the State of Nevada is 502 East John Street, Carson City, Nevada 89706. The name of its resident agent at such address is CSC Services of Nevada, Inc.

THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Nevada.

FOURTH. The total number of shares of capital stock which this corporation shall have authority to issue is fifty five million (55,000,000) with a par value of $.001 per share amounting to $55,000.00. Fifty million (50,000,000) of those shares are Common Stock and five million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

FIFTH. The Board of Directors of this corporation shall be, and hereby is, authorized and empowered, subject to limitations prescribed by law and the provisions of the Article FOURTH of these Articles of Incorporation, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to determination of the following:

(1) The number of shares constituting such series and the distinctive designation of such series;

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(2) The dividend rate on the shares of such series, whether dividends shall he cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(3) Whether such series shall have voting rights, in addition to the voting rights provided [ILLEGIBLE] if so, the terms of such voting rights;

(4) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate, in such events as the Board of Directors shall determine;

(5) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary in different circumstances and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(8) Any other relative rights, preferences and limitations of such series.

Dividends on issued and outstanding shares of Preferred Stock shall be paid or declared and set apart for payment prior to any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the assets of this corporation available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full and complete preferential amount to which such holders are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

SIXTH. The incorporator of this corporation is Michael J. Muellerleile, whose

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mailing address is 1301 Dove Street, Suite 460, Newport Beach, California 92660.

SEVENTH. No director or officer of this corporation shall have any personal liability to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Seventh shall not eliminate or limit the liability of a director or officer for (i) acts of omissions which involve intentional misconduct, fraud or [ILLEGIBLE] violation of law, or (ii) the payment of dividends in violation of the Nevada [ILLEGIBLE] Corporation Law. Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.

EIGHTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at any such time then in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this article.

NINTH. Capital stock issued by this corporation after the amount of the subscription price or par value therefor has been paid in full shall not be subject to pay debts of this corporation, and no capital stock issued by this corporation and for which payment has been made shall ever be assessable or assessed.

TENTH. (a) The affairs of this corporation shall be governed by a Board of Directors of not more than fifteen (15) persons nor less than one (1) person, as determined from time to time by vote of a majority of the Board of Directors of this corporation; provided, however, that the number of directors shall not be reduced so as to reduce the term of any director at the time in office. The name and address of the initial member of the Board of Directors are:

1.	Michelle Mirotto

513 Calle Amigo

San Clemente, California 92673

(b) The Board of Directors of this corporation shall be divided into three (3) classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders of this corporation directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of those

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stockholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of those stockholders. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, and [ILLEGIBLE] so chosen shall hold office until the next election of the class for which such [ILLEGIBLE] shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

(c) Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of this corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of this corporation), any director or the entire Board of Directors of this corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders of this corporation called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the provisions of section (c) of this article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

ELEVENTH. The period of existence of this corporation shall be perpetual.

TWELFTH. No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of this corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the

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Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with the same force and effect as if he or she [ILLEGIBLE] not such director or officer of such other corporation or not so interested.

THIRTEENTH. Subject to the provisions of any series of Preferred Stock of this corporation which may at the time be issued and outstanding and convertible into shares of Common Stock of this corporation, the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Common Stock held by stockholders of this corporation other than the “related person” (as defined later in these Articles of Incorporation), shall be required for the approval or authorization of any “business combination” (as defined later in these Articles of Incorporation) of this corporation with any related person; provided, however, that such voting requirement shall not be applicable if:

(1) The business combination was approved by the Board of Directors of this corporation either (A) prior to the acquisition by such related person of the beneficial ownership of twenty percent (20%) or requisition the outstanding shares of the Common Stock of this corporation, or (B) after such acquisition, but only during such time as such related person has sought and obtained the unanimous approval by the Board of Directors of this corporation of such acquisition of more than 20% of the Common Stock prior to such acquisition being consummated; or

(2) The business combination is solely between this corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by a related person; provided, however, that each stockholder of this corporation receives the same type of consideration in such transaction in proportion to his or her stockholdings; or

(3) All of the following conditions are satisfied:

(A) The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this corporation in the business combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys’ fees) paid by such related person in acquiring any of its holdings of this corporation’s Common Stock or (ii) an amount which has the same or

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a greater percentage relationship to the market price of this corporation’s Common Stock immediately prior to the commencement of acquisition of this corporation’s Common Stock by such related person, but in no event in excess of two (2) times the highest per share price determined in clause (f), above; and

(B) After becoming a related person and prior to the consummation of [ILLEGIBLE] business combination, (i) such related person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from this corporation (except upon conversion of convertible securities acquired by it prior to becoming a related person or upon compliance with the provision of this article or as a result of a pro rata stock dividend or stock split) and (ii) such related person shall not have received the benefit, directly or indirectly, (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation, or made any major changes in this corporation’s business or equity capital structure; and

(C) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, whether or not this corporation is then subject to such requirements, shall be mailed to the public stockholders of this corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any outside directors, may determine to specify, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for its services by this corporation upon receipt of such opinion, to be a reputable national investment banking firm which has not previously been associated with such related person and, if there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

For purposes of this article:

(1) The term “business combination” shall be defined as and mean (a) any merger or consolidation of this corporation with or into a related person; (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any

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other security device, of all or any substantial part of the assets of this corporation, including, without limitation, any voting securities of a subsidiary, or of a subsidiary, to a related person; (c) any merger or consolidation of a related person with or into this corporation or a subsidiary of this corporation; (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to this corporation or a subsidiary of this corporation; (e) the issuance of any securities of this corporation [ILLEGIBLE] of this corporation to a related person; (f) the acquisition by this [ILLEGIBLE] subsidiary of this corporation of any securities of a related person; (g) any reclassification of Common Stock of this corporation, or any recapitalization involving Common Stock of this corporation, consummated within five (5) years after a related person becomes a related person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

(2) The term “related person” shall be defined as and mean and include any individual, corporation, trust, association, partnership or other person or entity which, together with their “affiliates” and “associates” (defined later in these Articles of Incorporation), “beneficially” owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations pursuant to the Securities Exchange Act of 1934), in the aggregate 20% or more of the outstanding shares of the Common Stock of this corporation, and any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 pursuant to the Securities Exchange Act of 1934) of any such individual, corporation, trust, association, partnership or other person or entity;

(3) The term “substantial part” shall be defined as and mean more than ten percent (10%) of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

(4) Without limitation, any shares of Common Stock of this corporation which any related person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such related person;

(5) For the purposes of this article, the term “other consideration to be received” shall include, without limitation, Common Stock of this corporation retained by its existing public stockholders in the event of a business combination with such related person pursuant to which this corporation is the surviving corporation; and

(6) With respect to any proposed business combination, the term “continuing director” shall be defined as and mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that any related person involved in the proposed business combination acquired twenty percent (20%) or more of the

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outstanding shares of Common Stock of this corporation, and the term “outside director” shall be defined as and mean a director who is not (a) an officer or employee of this corporation or any relative of an officer or employee, (b) a related person or an officer, director employee, associate or affiliate of a related person, or a relative of any of the foregoing, or (c) a person having a direct or indirect material business relationship with this corporation.

FOURTEENTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of this corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

FIFTEENTH. All of the powers of this corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of this corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of this corporation, except by the vote of the holders of not less than two thirds (2/3) of the outstanding shares of stock entitled to vote upon the election of directors.

The undersigned incorporator hereby acknowledges that the foregoing Articles of Incorporation is his act and deed.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature at Newport Beach, California this 20th day of March, 2001.

Incorporator:

Michael J. Muellerleile

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Secretary of State	Telephone (702) 687-5203 Fax (702) 687-3471

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

In the matter of	FORMAT, INC.
Name of Corporation

I,	CSC SERVICES OF NEVADA, INC.	with address at Suite	E	,
Name of Resident Agent

Street	502 EAST JOHN STREET	,

City of	CARSON CITY	,	State of Nevada, Zip Code	89706	,

hereby accept appointment as resident agent of the above-named corporation in accordance with NRS 78.090.

(mailing address if different:	)

CSC Services of Nevada, Inc.

MARCH 20, 2001	By:
Signature of Resident Agent

NRS 78.090. Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident, or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may have a separate mailing address such as a Post Office Box, which may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation or other corporation located and doing business in this state. The Certificate of Acceptance must be filed at the time of the initial filing of the corporate papers.

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520	Filed in the office of	Document Number
(775) 684-5708		20110323112-46
Website: www.nvsos.gov		Filing Date and Time
	Ross Miller	04/29/2011 8:56 AM
	Secretary of State	Entity Number
Articles of Merger	State of Nevada	C7183-2001
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger (Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

	☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

Power Solutions International, Inc.
Name of merging entity
	Nevada	Corporation
	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

and,

Format, Inc. (to be renamed Power Solutions International, Inc.)
Name of surviving entity
	Nevada	Corporation
	Jurisdiction	Entity type *

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1 Revised: 10-25-10

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner’s approval was not required from

Power Solutions International, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Format, Inc. (to be renamed Power Solutions International, Inc.)
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2 Revised: 10-25-10

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

*	Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3 Revised: 10-25-10

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4 Revised: 10-25-10

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 of the surviving corporation’s Articles of Incorporation shall be amended in its entirety to read as follows:

“FIRST. The name of this corporation is Power Solutions International, Inc.”

6)	Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**:

*	Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
**	A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5 Revised: 10-25-10

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

	☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight.

Power Solutions International, Inc.
Name of merging entity

X	President	4/29/2011
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

and,

Format, Inc. (to be renamed Power Solutions International, Inc.)
Name of surviving entity

X	President	4/29/2011
Signature	Title	Date

*	The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6 Revised: 10-25-10

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520	Filed in the office of	Document Number
(775) 684-5708		20110323114-68
Website: www.nvsos.gov		Filing Date and Time
	Ross Miller	04/29/2011 8:57 AM
	Secretary of State	Entity Number
Certificate of Designation	State of Nevada	C7183-2001
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For

Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

Power Solutions International, Inc. (f/k/a Format, Inc.)

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Power Solutions International, Inc., a Nevada corporation (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the “Board of Directors”) by the provisions of the Articles of Incorporation of the Company (the “Articles of Incorporation”), there is hereby created, out of the 5,000,000 shares of preferred stock, par value $.001 per share of the Company authorized in Article Fourth of the Articles of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of 114,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Articles of Incorporation which are applicable to the Preferred Stock).

(continued on attached document)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Designation
Revised: 3-6-09

Section 1.	Designation of Series.

The shares of Preferred Stock created hereby shall be designated the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the authorized number of shares constituting such series shall be 114,000. Each share of Series A Preferred Stock shall have a stated value equal to $1,000 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Stated Value”).

Section 2.	Certain Definitions.

For purposes of this Designation, the following definitions shall apply:

(a) “Allocation Percentage” means, with respect to each Holder, as of the applicable date of determination, a fraction of which the numerator is the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock then held by such Holder (without giving effect to any limitation on conversion thereof) and of which the denominator is the total number of shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock outstanding as of the Original Issuance Date (without giving effect to any limitation on conversion thereof), giving effect to the consummation of the Merger and the Offering.

(b) “Business Day” means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

(c) “Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with or enters into any share exchange or other business combination transaction with any other Person, or any Person merges into or consolidates with or enters into any share exchange or other business combination transaction with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or any substantial portion of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) herein.

(d) “Common Stock” means the Company’s common stock par value $0.001 per share, including the stock into which the Series A Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

(e) “Effective Date” means the effective date of the Reverse Split.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Excluded Issuances” means (A) capital stock, Options (as defined in Section 4(d)(i)(1)) or Convertible Securities (as defined in Section 4(d)(i)(1)) issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided that such securities have not been amended since the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to the Merger Agreement and securities issued upon the exercise or conversion of those securities, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (D) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series A Preferred Stock).

(h) “Holder” shall mean such person or entity in which the Series A Preferred Stock is registered on the books of the Company and such Holder’s permitted and legal assigns of which the Company is notified in writing.

(i) “Independent Director” has the meaning given to such term in the Purchase Agreement.

(j) “Merger” has the meaning given to such term in the Purchase Agreement.

(k) “Migratory Merger” has the meaning given to such term in the Purchase Agreement.

(l) “Offering” means the offering, issuance and sale of shares of Preferred Stock of the Company and warrants to purchase shares of Common Stock pursuant to the Purchase Agreement.

(m) “Original Issuance Date” means the “Closing Date” as defined in the Purchase Agreement.

(n) “Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

(o) “Placement Agent” has the meaning given to such term in the Purchase Agreement.

(p) “Private Placement Memorandum” has the meaning given to such term in the Purchase Agreement.

(q) “Purchase Agreement” means that certain Purchase Agreement, dated as of April 29, 2011, by and between the Company and the initial purchasers of the Series A Preferred Stock.

(r) “Required Holders” as of any date means the holders (other than holders who are directors or officers of the Company) of at least 66 2/3% of the shares of Series A Preferred Stock outstanding as of such date (excluding any shares then held by directors or officers of the Company).

(s) “Restricted Shares” means shares of the Company’s Common Stock which are restricted from being transferred by the holder thereof unless the transfer is effected in compliance with the Securities Act and applicable state securities laws (including investment suitability standards, which shares shall bear a legend in substantially the following form):

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(t) “Reverse Split” means a one-for-32 reverse split of the Common Stock which does not reduce the number of shares of Common Stock that the Company is authorized to issue; provided, that, such reverse split may be effected by providing that each 32 shares of Common Stock shall be exchanged for one share of common stock of the surviving entity in the Migratory Merger, in which case the consummation of the Migratory Merger shall constitute the Reverse Split.

(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Stock Repurchase” has the meaning given to such term in the Purchase Agreement.

Section 3.	Liquidation Preference.

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders of the Series A Preferred Stock then outstanding shall be entitled, before any distributions shall be made to the holders of the

Common Stock, or any other class or series of capital stock of the Company, to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to the Stated Value per share of Series A Preferred Stock plus the amount of any declared but unpaid Base Dividends as of such date and, as applicable, any accrued but unpaid Additional Dividends as of such date, calculated pursuant to Section 6 (collectively, the “Liquidation Preference”). Following payment, the remaining assets (if any) of the Company available for distribution to stockholders of the Company shall be distributed, subject to the rights of the holders of shares of any other series of Preferred Stock ranking prior to the Common Stock as to distributions upon Liquidation, pro rata among (i) the Holders of the then outstanding shares of Series A Preferred Stock (as if the Series A Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution) and (ii) the holders of the Common Stock and any other shares of capital stock of the Company ranking on a parity with the Common Stock as to distributions upon Liquidation. If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the Holders of the Series A Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the Holders of the then outstanding Series A Preferred Stock pro rata according to the number of then outstanding shares of Series A Preferred Stock held by each Holder thereof. A reorganization, merger, change of control or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company shall, at the election of the Required Holders, constitute a Liquidation for purposes of this Section 3.

Section 4.	Conversion Rights.

(a) General. Subject to and upon compliance with the provisions of this Section 4, the Holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (the “Optional Conversion”) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock so to be converted by the Series A Stated Value per share and dividing the result by the conversion price of $0.375 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such Optional Conversion right shall be exercised by the Holder by surrender of a certificate or certificates for the shares of Series A Preferred Stock to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series A Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid. Upon any conversion of any shares of

Series A Preferred Stock, the Company shall pay to the holder in cash all accrued and unpaid Dividends on such shares to the date of conversion.

(b) Automatic Conversion. Immediately following the Effective Date (the “Automatic Conversion Date”), each share of Series A Preferred Stock will automatically convert into shares of the Company’s post-Reverse Split Common Stock (the “Automatic Conversion”), at the Conversion Price, as adjusted pursuant to Section 4(d) below, without any required action by the Holder thereof. The Company shall provide prompt written notice to the Holders of the date of the Automatic Conversion but in no event more than two Business Days after the Automatic Conversion Date. As soon as practicable after the Automatic Conversion each stock certificate (if any) evidencing ownership of the Series A Preferred Stock shares, shall be surrendered to the Company for exchange by the Holder thereof.

(c) Issuance of Conversion Shares; Cessation of Rights; Buy-In. Upon receipt of any Series A Preferred Stock certificate(s), duly endorsed, or certifications confirming the ownership of such Series A Preferred Stock, pursuant to any Optional Conversion or Automatic Conversion, the Company (itself, or through its transfer agent) shall promptly issue to the exchanging Holder that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted upon application of the Conversion Price (the “Conversion Shares”). Subject to the terms of the Purchase Agreement, all Common Stock issued to the exchanging stockholders will be issued as Restricted Shares.

Upon the effective date of any Optional Conversion or Automatic Conversion, the rights of the Holder of the shares of Series A Preferred Stock being converted shall cease, and the Person or Persons in whose name or names any certificate or certificates for Conversion Shares are to be issued shall be deemed to have become the holder or holders of record of the shares represented thereby as of the effective date of the Optional Conversion or Automatic Conversion, as applicable.

If (1) a certificate representing the Conversion Shares is not delivered to a Holder within three (3) Business Days of (A) an Optional Conversion or (B) surrender by such Holder of the Series A Preferred Stock certificate(s) representing the shares of Series A Preferred Stock held by such Holder following an Automatic Conversion and (2) prior to the time such certificate is received by such Holder, the Holder, or any third party on behalf of the Holder or for the Holder’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Holder as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In.

(d) Adjustments.

(i) If the Company shall issue or sell, or is, in accordance with any of subsections 4(d)(i)(1) through 4(d)(i)(7) hereof, deemed to have issued or sold, any Additional

Shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold; provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection (d), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (d), other than Excluded Issuances.

For purposes of this subsection 4(d)(i), the following paragraphs (1) to (7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection (3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible

Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price; provided that (a) except as otherwise provided in subsection (3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 4(d)(i).

(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (1) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection (1) or (2), or the rate at which Convertible Securities referred to in subsection (1) or (2) are convertible into or exchangeable for Common Stock, shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(d)(i) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(d)(i) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4) Stock Dividends. Subject to the provisions of this subsection 4(d)(i), in case the Company shall declare or pay a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor, before deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, before deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Required Holders). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Required Holders are unable to agree upon the fair market value of the Additional Rights, the Company and the Required Holders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holders.

(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 4(d)(i).

(ii) If the Company shall, at any time or from time to time while the Series A Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares (including pursuant to the Reverse Split) or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and. Such adjustment shall be made successively whenever any event listed above shall occur.

(iii) If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization or reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore receivable upon the conversion of such share or shares of the Series A Preferred Stock, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of the Series A Preferred Stock, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holders, at the last addresses of such Holders appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to receive, and the other obligations hereunder. The provisions of this subsection (iii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(iv) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in subsection (ii)), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on any national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the OTC Bulletin Board (the “Bulletin Board”) or a similar quotation system or association, the closing sale price of one share of Common Stock on the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Required Holders. If the Common Stock is not then listed on a national securities exchange, or quoted on the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a Holder prior to the conversion of Series A Preferred Stock hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Required Holders are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Required Holders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and such Holders. Such adjustment shall be made successively whenever such a payment date is fixed.

(v) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(vi) In the event that, as a result of an adjustment made pursuant to this Section 4, the Holders shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series A Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

(vii) Upon any adjustment of the Conversion Price, then, and in each such case, the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e) Other Notices. In case at any time:

(i) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each Holder at the address of such Holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(f) Limitation on Conversion. Prior to the Effective Date, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the number of Reserved Shares (as defined below). Until the Effective Date, no Holder shall be issued a number of shares of Common Stock upon conversion of such Holder’s Series A Preferred Stock greater than the product of the number of Reserved Shares multiplied by such Holder’s Allocation Percentage as of the date of such conversion. The provisions of this Section 4(f) shall become ineffective upon the occurrence of the Reverse Split.

(g) Taxes. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Company shall, however, not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(h) No Impairment. The Company will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders against impairment. Notwithstanding the foregoing, nothing in this Section 4 shall prohibit the Company from amending its Articles of Incorporation with the requisite consent of its stockholders and the Board of Directors.

(i) Fractional Shares. If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating an individual Holder’s shares of Series A Preferred Stock being converted pursuant to the Optional Conversion or the Automatic Conversion, as the case may be), such fractional share shall be rounded up to one whole share of Common Stock.

(j) Reservation of Stock Issuable Upon Conversion. At all times prior to the Reverse Split, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall be equal to the difference between the then authorized number of shares of Common Stock less an amount equal to one hundred and ten percent (110%) of the number of shares of Common Stock outstanding as of the Closing Date, giving effect to the Merger and the Stock Repurchase (the “Reserved Shares”). Upon the occurrence of the Reverse Split, the Company shall have sufficient authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the shares of the Series A Preferred Stock as shall be sufficient to effect conversion of all of the then outstanding shares of the Series A Preferred Stock without any limitation on conversion.

Section 5.	Voting.

Except as otherwise required by applicable law and in addition to any voting rights provided by law, the Holders of outstanding shares of the Series A Preferred Stock:

(a) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

(b) shall have such other voting rights as are specified in the Articles of Incorporation or as otherwise provided by Nevada law; and

(c) shall be entitled to receive notice of any stockholders’ meeting in accordance with the Articles of Incorporation and By-laws of the Company.

Subject to the limitation on conversion set forth in Section 4(f), for purposes of the voting rights set forth in this Section 5(a), each share of Series A Preferred Stock shall entitle the Holder thereof to cast one vote for each whole vote that such Holder would be entitled to cast had such share of Series A Preferred Stock been converted into shares of Common Stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter.

Section 6.	Dividends.

(a) If dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, each Holder of shares of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as dividends (the “Base Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such Holder would have received had such shares of Series A Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock (without giving effect to any limitation on conversion thereof) such Base Dividends to be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors (the “Base Dividend Payment Date”). The record date for any such Base Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Base Dividends shall be payable to the Holder in whose name the Series A Preferred Stock is registered at the close of business on the applicable record date.

(b) If the shares of Series A Preferred Stock shall not have automatically converted into shares of Common Stock pursuant to Section 4 hereof as of a date within 120 days after the Original Issuance Date (the date that is 120 days after the Original Issuance Date being referred to as the “Additional Dividend Accrual Date”), each Holder of then outstanding shares of Series A Preferred Stock will thereafter be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, non-cumulative cash dividends, accruing on a daily basis from the Additional Dividend Accrual Date, through and including the date on which such dividends are paid, at the annual rate of 2% (the “Applicable Rate”) of the Liquidation Preference per share of the Series A Preferred Stock. The cash dividends provided for in this Section 6(b) are hereinafter referred to as “Additional Dividends.” Base Dividends and Additional Dividends are hereinafter collectively referred to as “Dividends.”

(c) No dividend shall be paid or declared on any share of Common Stock or any other class or series of capital stock of the Company, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series A Preferred Stock in an amount determined as set forth in paragraph (a) above. For purposes hereof, the term “dividends” shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

(d) Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take all prior corporate action necessary to authorize the issuance of any securities payable as a dividend in respect of the Series A Preferred Stock.

Section 7.	Redemption Rights.

The shares of Series A Preferred Stock shall not have, nor shall they be subject to, any redemption rights.

Section 8.	Protective Provisions.

Subject to the rights of any series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by written consent, as provided by law) of the Required Holders, voting together as a single class:

(a) authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increased number of shares of Series A Preferred Stock, or (ii) any other class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation or reclassify any shares of Common Stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of the Series A Preferred Stock;

(b) INTENTIONALLY OMITTED

(c) enter into any Change of Control Transaction (other than as described in the Private Placement Memorandum);

(d) amend, alter or repeal, whether by merger, consolidation or otherwise, the Articles of Incorporation or Bylaws of the Company or the Resolutions contained in this Certificate of Designation of the Series A Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series A Preferred Stock or of any other series of preferred stock ranking senior to the Series A Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation;

(e) directly or indirectly, declare or pay any dividend (other than dividends permitted pursuant to Section 6 and dividends payable in shares of Common Stock but only to the extent that such stock dividend results in an adjustment of the Conversion Price pursuant to Section 4(d)(i)(4)) or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any Subsidiary to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of Common Stock or any other class or series of the Company’s capital stock (except for shares of Common Stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by the Company’s Board of Directors or a committee thereof comprised entirely of Independent Directors) whether in cash, securities or property or in obligations of the Company or any Subsidiary;

(f) except as described in the Private Placement Memorandum, materially change the nature or scope of the business of the Company or enter into any new line of business;

(g) consummate or agree to make any sale, transfer, assignment, pledge, lease, license or similar transaction by which the Company grants any rights to any of the Company’s intellectual property or technology other than non-exclusive licenses granted by the Company to customers in connection with the sale of the Company’s products in the ordinary course of business consistent with past practices; or

(h) agree to do any of the foregoing.

Section 9.	Preemptive Rights.

Holders of the Series A Preferred Stock and holders of Common Stock shall not be entitled to any preemptive, subscription or similar rights in respect of any securities of the Company, except as specifically set forth herein, in the Articles of Incorporation or in any other document agreed to by the Company.

Section 10.	Reports.

The Company shall deliver to all Holders of Series A Preferred Stock those reports, proxy statements and other materials that it delivers to all of its holders of Common Stock.

Section 11.	Notices.

In addition to any other means of notice provided by law or in the Company’s By-laws, any notice required by the provisions of this Designation to be given to the Holders of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at such Holder’s address appearing on the books of the Company.

Section 12.	Action By Holders.

Any action or consent to be taken or given by the Holders may be given either at a meeting of the Holders called and held for such purpose or, except to the extent expressly prohibited by the Articles of Incorporation, by written consent.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company this 29th, day of April 2011.

POWER SOLUTIONS INTERNATIONAL, INC.

By:

Name:	Ryan A. Neely

Title:	President